                             Exhibit 21


                        Subsidiaries of the Registrant
                        ------------------------------

                                                          Jurisdiction of
                 Name                                Organization/Incorporation
----------------------------------------------       --------------------------

Giga Information Group Investment Corporation              Massachusetts

Giga Information Group Ltd.                                England

Giga Information Group GmbH                                Germany

BIS Italy SRL                                              Italy

Giga Information Group S.A.R.L.                            France